UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 19, 2025

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Beyond Meat, Inc. (the “Company”) previously approved, subject to stockholder approval and the occurrence of the final settlement of the Company’s offer to exchange its outstanding $1.15 billion in aggregate principal amount of 0% Convertible Senior Notes due 2027 (the “Exchange Offer”), an amendment and restatement of the Beyond Meat, Inc. 2018 Equity Incentive Plan (the “Restated Plan”). On November 19, 2025, the Company’s stockholders approved the Restated Plan at the Company’s special meeting of stockholders held on November 19, 2025 (the “Special Meeting”), as further described below, and on October 30, 2025, the final settlement of the Exchange Offer occurred. As more fully described in the Company’s “Proxy Statement for Special Meeting of Stockholders” filed on October 17, 2025 (the “Proxy Statement”), the Restated Plan increases the number of shares of the Company’s common stock (“Common Stock”) authorized for issuance thereunder, including for purposes of the issuance of certain awards granted to key employees of the Company out of such increase.
The foregoing description of the Restated Plan is not complete and is subject to, and qualified in its entirety by, the complete text of the Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 19, 2025, following approval by the Company's stockholders at the Special Meeting, the Company filed a certificate of amendment (the “Charter Amendment”) to the Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware to increase the number of authorized shares of its Common Stock from 500,000,000 to 3,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the Company's newly issued 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 as part of the Exchange Offer (“New Notes”) and under the Restated Plan. The Charter Amendment became effective upon filing.
The foregoing description of the Charter Amendment is not complete and is subject to, and qualified in its entirety by, the complete text of the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
A summary of the proposals voted on at the Special Meeting by the Company’s stockholders and the final voting results for each proposal are set forth below.
Proposal 1:     The Company’s stockholders voted to approve, in accordance with Nasdaq Listing Rule 5635(d), the potential issuance of shares of Common Stock, upon conversion or equitization of up to $215.0 million in aggregate principal amount of the New Notes (including any New Notes issued as payment-in-kind interest), or payment of accrued interest or make-whole payments in the form of Common Stock, which issuances would, in the aggregate, exceed 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
189,939,111	7,090,832	630,235	76,487,475

Proposal 2:    The Company’s stockholders voted to approve the Restated Plan to increase the number of shares of Common Stock authorized for issuance thereunder, including for purposes of the issuance of certain awards granted to key employees of the Company out of such increase.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
168,933,324	27,220,195	1,506,659	76,487,475

Proposal 3:    The Company’s stockholders voted to approve the Charter Amendment to increase the number of authorized shares of Common Stock from 500,000,000 to 3,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the New Notes and under the Restated Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
189,457,626	7,576,325	626,227	76,487,475

Proposal 4:    The Company’s stockholders voted to approve a series of 30 alternate amendments to the Company’s Restated Certificate of Incorporation to effect (i) a reverse stock split of the issued and outstanding shares of Common Stock and (ii) a proportionate reduction in the number of authorized shares of Common Stock (and correspondingly decrease the total number of authorized shares of capital stock).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
257,601,842	13,515,077	3,030,734	0

Because the Company’s stockholders approved the foregoing proposals, a vote on the proposal to adjourn the Special Meeting, as described in the Proxy Statement, was not called during the Special Meeting.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Beyond Meat, Inc.
10.1
Beyond Meat, Inc. 2018 Equity Incentive Plan, as amended and restated effective September 28, 2025 (incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 29, 2025).

104	Cover page interactive data file (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer
Date: November 20, 2025